Exhibit 10.1
TWENTIETH AMENDMENT, CONSENT AND WAIVER
TO CREDIT AGREEMENT
     This Twentieth Amendment, Consent and Waiver to Credit Agreement (this “Amendment”) is entered into as of January ___, 2009 by and among Wellman, Inc., a Delaware corporation (the “Funds Administrator”) on behalf of itself and the other borrowers under the Credit Agreement, each as a debtor and debtor-in-possession (collectively, and together with the Funds Administrator, the “Borrowers”), Deutsche Bank Trust Company Americas, as Administrative Agent, and the other financial institutions party hereto.
RECITALS
     A. The Funds Administrator, the Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of February 26, 2008 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
     B. The Funds Administrator, on behalf of itself and the other Borrowers, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendments to Credit Agreement. Upon the Effective Date (as defined herein):
          (a) Section 1.1 of the Credit Agreement shall be amended by deleting clause (a)(i) of the definition of “Borrowing Base” and replacing it with the following:
“(i) the sum, without duplication, of (A) eighty five percent (85%) of the Value of Eligible Accounts Receivable of each Borrower and (B) eighty five percent (85%) of the aggregate insured amount (net of any deductibles) of the Specified Accounts Receivable of each Borrower that have been insured in a manner acceptable to Agent, plus”
          (b) Section 1.1 of the Credit Agreement shall be amended by deleting clause (d) of the definition of “Eligible Accounts Receivable” and replacing it with the following:
“(d) the Account, when aggregated with all other Accounts of such account debtor (and any Affiliate thereof), exceeds thirty percent (30%) in face value of all Accounts of Borrowers combined then outstanding, to the extent of such excess, provided that Accounts insured in a manner satisfactory to the Agent, guaranteed by a guarantor reasonably acceptable to the Agent or supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent, in each case, duly transferred, assigned or pledged to the Agent (together with sufficient documentation to permit direct draws by or direct payments to the Agent), shall be excluded for the purposes of such calculation to the extent of the face amount of such letter of credit or, in the case of insurance or guarantees, as determined by the Agent in its sole discretion; or”
          (c) Section 1.1 of the Credit Agreement shall be amended by adding the following definition of “Specified Accounts Receivable”:
““Specified Accounts Receivable” shall mean accounts receivable related to the Borrowers’ polyester fiber and engineering resins business of the following account debtors: (a) Manufactures Kaltex SA de Tepeji Del Rio, (b) Zagis S A De C V Tepeji Del Rio HG, (c) Coats Mexico S A de C V Deleg Tlalpan MX, (d) Tejidos Xemla S A de C V Huejotzingo PU, (e) Compania Universal Textil, (f) R Belda Llorens S A, (g) Ivatex S A de C V Atlixco PU, (h) O R V Manufacturing S P A, (i) Hilaturas Mig, S.A. de C.V., (j) Cobback de Mexico SA de CV, (k) Puebla PU, (l) Evelio Matrix Molina, (m) Jose Valeri Horms S A and (n) Grupo Textil Altex de CV Azcapotzalco MX”.
          2. Representations and Warranties of the Borrowers. The Funds Administrator, on behalf of itself and the other Borrowers, represents and warrants that:
          (a) The execution and delivery of this Amendment by the Funds Administrator, and the performance of this Amendment by the Borrowers, have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;
          (b) Each of the representations and warranties of the Borrowers contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct on and as of the date hereof as if made on the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and
          (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          3. Consent. The Administrative Agent and the Lenders hereby agree that notwithstanding the requirements set forth in Section 7.1(c) of the Credit Agreement, the Borrowers shall be permitted until January 25, 2009 to deliver their December 2008 financial statements (the “December 2008 Financial Statements”); provided that the Borrowers’ failure to deliver the December 2008 Financial Statements to the Administrative Agent on or before January 25, 2009 shall constitute an immediate Event of Default under the Credit Agreement.

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          4. Waiver. The Administrative Agent and the Lenders hereby waive the requirement set forth in that certain Nineteenth Amendment to Credit Agreement dated as of December 19, 2008 that the Borrowers provide the Administrative Agent with a liquidation budget to be utilized in the event that the Reorganization Plan is not confirmed or the Consummation Date.
          5. Effective Date. This Amendment shall become effective as of January 14, 2009 upon the execution and delivery hereof by the Funds Administrator on behalf of itself and the other Borrowers, the Administrative Agent and the Required Lenders (the “Effective Date”).
          6. Reference to and Effect Upon the Credit Agreement.
          (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment (i) shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any Default or provision of the Credit Agreement or any Loan Document, except as specifically set forth herein and (ii) shall not give rise to any obligation on the part of the Administrative Agent or the Lenders to further modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents or give rise to any defenses or counterclaims to the right of the Administrative Agent or the Lenders, subject to the terms hereof, to enforce their rights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, the Administrative Agent and the Lenders hereby expressly reserve all of their rights and remedies under the Loan Documents and under applicable law with respect to all existing and future Defaults. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
          (c) The parties acknowledge that this Amendment embodies the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and supersedes all prior discussions, agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter hereof.
          7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
[SIGNATURE PAGES FOLLOW]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Vice President

By:	/s/ David J Bell
	Name:	David J Bell
	Title:	Managing Director

WELLMAN, INC.
By:	/s/ Keith R Phillips
	Name:	Keith R Phillips
	Title:	Chief Financial Officer